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                 JOHN HANCOCK LIFE INSURANCE COMPANY OF NEW YORK

OVERNIGHT MAILING ADDRESS:     ANNUITY SERVICE OFFICE:        HOME OFFICE
[380 Stuart St., 4th Floor         [P.O. Box 9505          [100 Summit Lake
     Boston, MA 02116]       Portsmouth, NH 03802-9505]    Drive, 2nd Floor
                                  [1-800-344-1029]        Valhalla, NY 10595]

                             MASTER APPLICATION FOR
                   FLEXIBLE PAYMENT DEFERRED VARIABLE ANNUITY

1. GROUP HOLDER  ____________________________________________________________

2. ADDRESS       _____________________________________________________ (street)

                 _______________________________________________________ (city)

                 _______________________ (state) ________________________ (zip)

3. TAX ID NUMBER ____________________________________________________________

4. TRUSTEE(S) _____________________________________________

5. SIGNATURES:


Authorized Signature
of Group Holder: ______________________________________________________________

Print Name: ___________________________________________________________________

Date: _________________________________________________________________________

Signed at: ____________________________________________________________________

GRP-APP.VA.09-NY